Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re:           Zealous Trading Group, Inc. (the “Company”)

Dear Sirs/Madams:

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated March 12, 2008, captioned "Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Larry O’Donnell, CPA.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

/s/ Larry O’Donnell

Larry O’Donnell
Larry O’Donnell, CPA, P.C.
March 13, 2008